United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Amendment No. 1

To

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

CHINA JO-JO DRUGSTORES, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Hai Wai Hai Tongxin Mansion Floor 6 Gong Shu District

Hangzhou City, Zhejiang Province, People’s Republic of China, 310008

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 (571) 88219579

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 11, 2019, China Jo-Jo Drugstores, Inc. (the “Company”) filed a current report on Form 8-K reporting the entry into certain Securities Purchase Agreement for the offering of 4,000,008 shares of the common stock (the “Shares”) from the Company’s effective shelf registration statement on Form S-3 (File No. 333-230686), which was originally filed with the Securities and Exchange Commission on April 2, 2019 and was declared effective on April 10, 2019 and a concurrent private placement of warrants to purchase up to an aggregate of 3,000,006 shares of the common stock (the “Original Form 8-K”). This Amendment No. 1 to the Original Form 8-K is herein filed solely for the purpose of filing the exhibits including Exhibit 5.1 opinion letter regarding the validity of the Shares to be issued at the closing of the offering referenced above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Holley Driggs Walch Fine Puzey Stein & Thompson

23.1	Consent of Holley Driggs Walch Fine Puzey Stein & Thompson (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2019

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Name:	Lei Liu
Title:	Chief Executive Officer

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